UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

October 19, 2004

PHOTONIC PRODUCTS GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

000-11668	22-2003247
(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 767-1901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

On October 25, 2004, Photonic Products Group, Inc. (the “Company”) filed a Current Report on Form 8-K relating to its acquisition of MRC Precision Metal Optics, Inc., in which the Company indicated its intention to submit the financial statements and pro forma financial information prescribed by Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X, respectively, not later than 71 days from the due date thereof in accordance with Subsection (a)(4) of Item 9.01 of Form 8-K.  This Amendment to that Current Report is being filed to provide that financial information.

The Company hereby amends and restates its Current Report on Form 8-K filed with the SEC on October 25, 2004, as follows:

Item 1.01 Entry into a Material Definitive Agreement and

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 19, 2004, the Company entered into a definitive stock purchase agreement with Frank E. Montone to acquire all of the issued and outstanding stock of MRC Precision Metal Optics, Inc., a Florida corporation (“MRC”) and closed on such transaction on the same date.  MRC is principally engaged in the business of producing precision optics and assemblies principally for customers in the domestic and foreign commercial, aerospace and military markets.  A summary of the assets and liabilities of MRC is as follows:

Estimated fair values
Assets	$1,702,219
Liabilities	3,236,793

Stockholders Deficiency	$(1,466,574)

The purchase price for MRC’s stock was $525,000.00 plus earn-out payments of up to $300,000.00 payable over five years.  The purchase price was paid by the combination of a cash payment and the issuance of a note in the principal sum of $175,000 bearing interest at 6% per annum.  Mr. Montone also received an employment agreement and agreed to a covenant not to compete.  The Company intends to operate MRC as a subsidiary at MRC’s current facilities in Sarasota, Florida, with Mr. Montone remaining as the president of MRC.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired:

(i)  Report of Holtz Rubenstein Reminick LLP, Registered Independent Certified Public Accountants

(ii)  Balance sheet of MRC Precision Metal Optics, Inc. as of December 31, 2003 and September 30, 2004 (unaudited)

(iii)  Statements of Operations of MRC Precision Metal Optics, Inc. for the year ended December 31, 2003 and the Nine Months ended September 30, 2004 and September 30, 2003 (unaudited)

(iv)  Statements of Cash Flows of MRC Precision Metal Optics, Inc. for the year ended December 31, 2003 and the Nine Months ended September 30, 2004 and September 30, 2003 (unaudited)

(v)  Notes to Financial Statements

2

(b) Pro Forma Financial Information:

(i)  Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004 (unaudited)

(ii)  Pro Forma Condensed Consolidated Statement of Operations for the Nine Months ended September 30, 2004 (unaudited)

(iii) Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2003 (unaudited)

(iv)  Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(c) Exhibits:

Exhibit Number	Description
2.1*	Stock Purchase Agreement between Photonic Products Group, Inc., MRC Precision Metal Optics and Frank E. Montone
23.1**	Consent of Holtz Rubenstein Reminick LLP, Registered Independent Certified Public Accountants
99.1*	Press release dated October 20, 2004

*   Previously filed.

** Filed herewith.

3

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOTONIC PRODUCTS GROUP, INC.

Date: December 28, 2004	By:	/s/ Daniel Lehrfeld
Daniel Lehrfeld
President and Chief Executive Officer

4

Report of Independent Registered Public Accounting Firm

To the Board of Directors

MRC Precision Metal Optics, Inc.

Sarasota, Florida

We have audited the accompanying balance sheet of MRC Precision Metal Optics, Inc. as of December 31, 2003 and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MRC Precision Metal Optics, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 14, as of October 19, 2004, the Company was acquired by another company.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP

Melville, New York
October 22, 2004

Balance sheet of MRC Precision Metal Optics, Inc. as of December 31, 2003 and September 30, 2004 (unaudited)

	December 31, 2003	September 30, 2004
		(Unaudited)
Assets

Current Assets:
Cash and cash equivalents	$40,340	$28,460
Accounts receivable	7,668	9,750
Factored accounts receivable	398,500	413,020
Inventory	211,269	451,680
Prepaid expenses	35,227	—
Total Current Assets	693,004	902,910

Other Assets	11,123	8,165

Property, Plant and Equipment, net	996,900	859,144
Total Assets	$1,701,027	$1,770,219

Liabilities and Stockholder’s Deficiency

Current Liabilities:
Notes payable	$199,842	$202,528
Notes payable-related party	88,000	88,000
Borrowings under factoring agreement	320,322	394,865
Accounts payable	535,312	675,128
Accrued expenses	162,612	150,262
Current portion of long-term debt	192,084	135,638
Current portion of capital lease obligations	126,573	126,573
Billings in excess of costs	145,679	479,753
Total Current Liabilities	1,770,424	2,252,747

Long-Term Portion of Capital Lease Obligations	738,750	574,240
Long-Term Debt	483,832	409,806
Total Liabilities	2,993,006	3,236,793

Commitments and Contingencies

Stockholder’s Deficiency:
Common Stock: $1.00 par value; 10,000 authorized, 100 shares issued and outstanding	100	100
Additional paid in capital	50,445	50,445
Deficit	(1,342,524)	(1,517,119)
Total Stockholder’s Deficiency	(1,291,979)	(1,466,574)
Total Liabilities and Stockholder’s Deficiency	$1,701,027	$1,770,219

Statements of Operations of MRC Precision Metal Optics, Inc. for the year ended December 31, 2003 and the Nine Months ended September 30, 2004 and September 30, 2003 (unaudited)

	Year Ended December 31, 2003	Nine Months Ended September 30,
		2004	2003
		(Unaudited)	(Unaudited)

Net Sales	$3,266,633	$2,092,298	$2,184,713

Cost of Sales	2,871,572	1,423,604	1,855,465
Gross Profit	395,061	668,694	329,248

Operating Expenses:
Selling expenses	16,366	22,000	22,283
General and administrative expenses	680,251	624,852	385,602
	696,617	646,852	407,885

(Loss) Income from Operations	(301,556)	21,842	(78,637)

Other Income (Expense):
Interest expense, net	(156,022)	(203,097)	(228,438)
Other	17,505	6,660	17,277
Net Loss	(440,073)	(174,595)	(289,798)

Deficit, beginning of period	(902,451)	(1,342,524)	(902,451)
Deficit, end of period	$(1,342,524)	$(1,517,119)	$(1,192,249)

Statements of Cash Flows of MRC Precision Metal Optics, Inc. for the year ended December 31, 2003 and the Nine Months ended September 30, 2004 and September 30, 2003 (unaudited)

	Year Ended December 31, 2003	Nine Months Ended September 30,
		2004	2003
		(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(440,073)	$(174,595)	$(289,798)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	306,529	303,128	173,694
Gain on sale of equipment	(8,952)	—	—
Changes in operating assets and liabilities:
(Increase) decrease in operating assets:
Accounts receivable	135,968	(2,082)	34,073
Factored accounts receivable	(358,081)	(14,520)	(127,012)
Inventory	92,717	(240,411)	8,265
Prepaid expenses and other	15,582	38,185	(12,729)
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	65,286	127,466	154,244
Billings in excess of costs	121,438	334,074	145,679
Total adjustments	370,487	545,840	376,214
Net Cash (Used in) Provided by Operating Activities	(69,586)	371,245	86,416

Cash Flows from Investing Activities:
Acquisition of property and equipment	(37,621)	(165,372)	(37,621)
Proceeds from sale of equipment	23,615	—	—
Net Cash Used in Investing Activities	(14,006)	(165,372)	(37,621)

Cash Flows from Financing Activities:
Increase in note payable	199,842	2,686	57,432
Borrowings under factoring agreement, net	219,644	74,543	168,295
Payments on capital leases	(98,424)	(164,510)	(131,709)
Payments on long-term debt	(294,221)	(130,472)	(163,089)
Net Cash Provided by (Used in) Financing Activities	26,841	(217,753)	(69,071)

Net decrease in Cash and Cash Equivalents	(56,751)	(11,880)	(20,276)
Cash and Cash Equivalents, beginning of period	97,091	40,340	97,091
Cash and Cash Equivalents, end of period	$40,340	$28,460	$76,815

Supplemental Disclosure:
Cash paid for interest	$77,815	$126,507	$113,878

NOTES TO FINANCIAL STATEMENTS

Year Ended December 31, 2003 and for the Nine Months Ended September 30, 2004 (Unaudited) and 2003 (Unaudited)

1.              Summary of Significant Accounting Policies

Description of business - MRC Precision Metal Optics, Inc. (the “Company”) designs and manufactures precision metal optics, custom optics and various items utilizing the optics. The Company’s products are manufactured and sold under contract to governmental agencies and commercial customers.

Allowance for doubtful accounts - Management must make estimates of the uncollectability of account receivables. Management specifically analyzes accounts receivable and analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. As of December 31, 2003 and September 30, 2004, management does not believe any allowance is required.

Inventory - Inventories are valued at the lower of cost or market on a first-in first-out basis.

Property and equipment and depreciation - Property and equipment are recorded at cost, which includes expenditures for additions and major betterments. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is computed primarily on the straight-line method based on the estimated useful lives of the assets.

Statement of cash flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

During 2003, the Company entered into a capital lease obligation to finance equipment approximating $84,000.

Revenue recognition - The Company records revenue for long-term manufacturing contracts under the completed contract method. Contracts are considered completed upon shipment of all products required under the terms of the contract to the customer. Excess of accumulated costs over related billings and excess of accumulated billings over related costs are recorded on the balance sheet until shipment of goods.

Income taxes - The Company is an S Corporation and is not subject to federal and state corporate income tax. Therefore, no provision for income taxes related to the operations of the Company is reflected in the financial statements.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income (loss) - Other comprehensive income (loss) refers to revenues, expenses, gains, and losses that under generally accepted accounting principles are included in comprehensive income (loss), but are excluded from net income (loss) as these amounts are record directly as an adjustment to stockholder’s equity (deficiency). Other comprehensive income (loss) approximates net loss for the year ended December 31, 2003 and nine months ended September 30, 2004 and 2003.

Advertising - The Company charges advertising costs to expense, as incurred. Advertising costs expensed during the year ended December 31, 2003 and nine months ended September 30, 2004 and 2003 were insignificant.

Shipping and handling costs - The Company includes shipping and handling costs in cost of goods sold.

Interim financial statement - The unaudited financial statements for the nine months ended September 30, 2004 and 2003 reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.

2.              Factored Accounts Receivable

The Company sells certain of its accounts receivable under a factoring arrangement. Under this agreement, all receivables are sold with recourse and are subject to a 2.5% fee plus a usage fee equal to prime plus 2% on uncollected balances minus the 12.5% reserve. During 2003, the Company sold receivables with recourse to a factoring agent approximating $2,221,000 and paid servicing fees approximating $75,000, which are included in general and administrative expenses.

During the nine months ended September 30, 2004 and 2003, the Company sold receivables with recourse to a factoring agent approximating $2,167,000 and $1,521,000 and paid servicing fees approximating $69,000 and $51,000, respectively, which are included in general and administrative expenses.

3.              Concentration of Credit Risks

For the year ended December 31, 2003, two customers accounted for 28% and 37%, respectively, of net sales. Amounts from these customers, included in factored accounts receivable at December 31, 2003, approximated $94,000 and $40,000 respectively.

For the nine months ended September 30, 2004, two customers accounted for 28% and 26%, respectively, of net sales.

For the nine months ended September 30, 2003, two customers accounted for 30% and 25%, respectively, of net sales.

For the year ended December 31, 2003, three vendors accounted for 28%, 13% and 11%, respectively, of net purchases. Amounts due to these vendors, included in accounts payables at December 31, 2003, approximated $42,000, $43,000 and $12,000 respectively.

For the nine months ended September 30, 2004, three vendors accounted for 12%, 30% and 13%, respectively, of net purchases.

For the nine months ended September 30, 2003, three vendors accounted for 28%, 14% and 8%, respectively, of net purchases.

4.              Inventories

Inventories consist of the following:

	December 31, 2003	September 30, 2004
		(Unaudited)

Work-in-Process	$194,633	$435,161
Finished Goods	16,636	16,519
	$211,269	$451,680

5.              Property and Equipment

Property and equipment, at cost, is summarized as follows:

	Useful Lives in Years	December 31, 2003	September 30, 2004
			(Unaudited)

Computers and Equipment	3 - 12 years	$1,709,774	$1,709,774
Furniture and Fixtures	5 - 10 years	23,060	23,060
Vehicles	3 years	26,195	26,195
Leasehold Improvements	10 - 39 years	31,185	31,185
		1,790,214	1,790,214
Less Accumulated Depreciation		(793,314)	(931,070)
		$996,900	$859,144

6.     Notes Payable

As of December 31, 2003, the Company has two notes payable to third parties that are past due approximating $200,000, bearing interest at rates ranging from 5.5% to 10.5%. As further described in Note 13, these notes were included in the liabilities assumed by the Photonic Products Group, Inc. in October 2004.

7.     Long-Term Debt

Long-term debt consists of:

	December 31, 2003	September 30, 2004
		(Unaudited)
Vehicle loans, payable in equal monthly installments of $596, including interest at 10.35%, maturing in December 2005.	$12,877	$8,586
Note payable, with interest only due monthly until April 2006. After April 2006, the principal converts to a term loan, with interest and remaining principal due in equal monthly installments until April 2010. The note bears interest at prime plus 6.50%. The bank’s prime rate at December 31, 2003 was 4.00%.	45,000	45,000
Note payable, payable in monthly installments of $3,406 through September 2004, which includes interest at 6.00%.	44,951	7,861
Note payable, payable in monthly installments of $1,944 through October 2006, which includes interest at 6.25%.	66,402	49,504
Note payable, payable in monthly installments of $2,814 through December 2004, which includes interest at 6.50%.	42,772	12,708
Note payable, payable in monthly installments of $1,924 through August 2032, which includes interest at 4.00%.	393,502	397,700
Note payable, payable in monthly installments of $5,770 through January 2005, which includes interest at 11.00%.	70,412	24,085
	675,916	545,444
Less Current Maturities	192,084	135,638
	$483,832	$409,806

Aggregate annual long-term debt maturities are as follows:

Years Ending December 31,	Amount

2004	$192,000
2005	42,000
2006	72,000
2007	8,000
2008	9,000
Thereafter	353,000
$676,000

8.     Capital Leases

Capital leases consist of the following:

	December 31, 2003	September 30, 2004
		(Unaudited)
Capital leases, payable in aggregate monthly installments of $23,416, including interest at rates ranging from 9.00% to 13.26%, expiring from November 2007 through August 2008, collateralized by equipment	$1,064,468	$862,040
Less Amounts Representing Interest	199,145	161,227
Present Value of Minimum Payments	865,323	700,813
Less Current Portion	126,573	126,573
	$738,750	$574,240

Aggregate annual long-term debt maturities are as follows:

Years Ending December 31,

2004	$127,000
2005	209,000
2006	230,000
2007	232,000
2008	67,000
$865,000

Capital lease obligations are collateralized by equipment with cost and related accumulated depreciation approximating $1,109,000 and $202,000, respectively at December 31, 2003.

9.     Related Party Loans

The Company has an $88,000 note payable to its stockholder, bearing interest at 10.50%. The note will be repaid at $5,000 a month when the Company has a profit for at least six months.

10.  Payroll Tax Liability

As of December 31, 2003 and September 30, 2004, the Company owed the Internal Revenue Service delinquent payroll taxes approximating $86,000 and $55,000, respectively, which is included in accounts payable. In June 2004, the Company entered into an installment agreement whereby it will pay $8,000 per month until the liability is satisfied.

11.  Commitments

Lease - The Company leases office and warehouse space under a noncancellable operating lease expiring August 31, 2006. The minimum annual rental payments are as follows:

Years Ending December 31,

2004	$191,000
2005	197,000
2006	134,000
$522,000

Rent expense approximated to $231,000, $173,000 and $173,000 the year ended December 31, 2003 and nine months ended September 30, 2004 and 2003, respectively.

Litigation matters -The Company is involved in various routine litigation matters which arose through the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

12.  Fair Value of Financial Instruments

The methods and assumptions used to estimate the fair value of the following classes of financial instruments for:

Current Assets and Current Liabilities: The carrying amount of current assets and liabilities approximate their fair value. The fair value of the Company’s long-term debt was estimated using a discounted cash flow analysis, based on the Company’s assumed incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of fixed rate debt at December 31, 2003 approximates fair value.

13.  Subsequent Event

On October 19, 2004 the Company entered into an agreement with Photonic Products Group, Inc. to sell all of the issued and outstanding stock of MRC Precision Metal Optics, Inc.

The Company sold its stock for $525,000. In addition, the Company’s stockholder is entitled to earn-out payments of up to $300,000 payable over five years. Proceeds from the sale were a combination of a cash payment and the issuance of a note in the principal sum of $175,000 bearing interest at 6% per annum. The Company’s stockholder also received an employment agreement and agreed to a covenant not to compete.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004 (unaudited)

	Historical			Pro forma
September 30, 2004	PPGI	MRC		Adjustments	Pro forma

ASSETS

Current Assets:

Cash and cash equivalents	$2,709,245	$28,460	(1)	$(350,000)	$2,387,705
Accounts receivable, net	1,455,860	9,750			1,465,610
Factored accounts receivable	—	413,020			413,020
Inventory	1,951,201	451,680			2,402,881
Other current assets	219,364	—			219,364
Total Current Assets	6,335,670	902,910		(350,000)	6,888,580

Property, Plant and Equipment, net	3,673,753	859,144			4,532,897
Intangible Assets, net	443,750	—	(1)	360,000	803,750
Goodwill			(1)	1,896,574	1,896,574
Other	586,561	8,165	(1)	(265,000)	329,726
Total Assets	$11,039,734	$1,770,219		$1,641,574	$14,451,527

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Notes payable	$55,800	$335,528	(1)	$50,000	$441,328
Borrowings under factoring agreement	—	394,865			394,865
Accounts payable and accrued liabilities	1,219,768	825,390			2,045,158
Customer advances	390,091	—			390,091
Current portion of long-term obligations	99,664	262,211			361,875
Billings in excess of costs	—	479,753			479,753
Total Current Liabilities	1,765,323	2,297,747		50,000	4,113,070

Secured and Convertible Notes Payable	5,200,000	—			5,200,000
Long-Term Obligations	89,691	939,046	(1)	125,000	1,153,737
Total Liabilities	7,055,014	3,236,793		175,000	10,466,807

Stockholders’ Equity:
Convertible Preferred Stock	2,600,000	—			2,600,000
Common Stock	70,269	100	(1)	(100)	70,269
Capital in excess of par value	10,879,302	50,445	(1)	(50,445)	10,879,302
Deficit	(9,549,901)	(1,517,119	)(1)	1,517,119	(9,549,901)
	3,999,670	(1,466,574)		1,466,574	3,999,670
Less: Treasury stock	(14,950)	—		—	(14,950)
Total Stockholders’ Equity	3,984,720	(1,466,574)		1,466,574	3,984,720
Total Liabilities and Stockholders’ Equity	$11,039,734	$1,770,219		$1,641,574	$14,451,527

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months ended September 30, 2004 (unaudited)

Nine Months Ended September 30, 2004	Historical			Pro forma
	PPGI	MRC		Adjustments	Pro forma

Revenues, net	$6,305,495	$2,092,298			$8,397,793

Cost of Sales	4,649,322	1,423,604			6,072,926
Selling, general and administrative expenses	2,007,438	646,852	(2)	54,000	2,708,290
Internal R&D expenses	76,440	—			76,440
	6,733,200	2,070,456			8,857,656

Loss (Income) from Operations	(427,705)	122,073			(305,632)

Other Income (Expense):
Interest expense, net	(238,296)	(203,097	)(3)	(7,875)	(449,268)
Other	5,698	6,660			12,358

Net Loss	(660,303)	(174,595)			(896,773)

Preferred Stock Dividends	164,820	—			164,820

Net Loss Applicable to Common Stockholders	$(825,123)	$(174,595)			$(1,061,593)

Net Loss Per Common Share - Basic and Diluted	$(0.14)				$(0.18)

Weighted Average Shares Outstanding	6,034,755				6,034,755

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2003 (unaudited)

	Historical			Pro forma
Year Ended December 31, 2003	PPGI	MRC		Adjustments	Pro forma

Revenues, net	$5,388,184	$3,266,633			$8,654,817

Cost of Sales	3,917,123	2,871,572			6,788,695
Selling, general and administrative expenses	2,389,547	696,617	(2)	60,000	3,146,164
Internal R&D expenses	153,843	—			153,843
Special Charges	582,000	—			582,000
	7,042,513	3,568,189			10,610,702

Loss from Operations	(1,654,329)	(301,556)			(1,955,885)

Other Income (Expense):
Interest expense, net	(266,165)	(156,022	)(3)	(10,500)	(432,687)
Other	8,950	17,505			26,455

Loss Before Income Tax Benefit and Preferred Stock Dividends	(1,911,544)	(440,073)			(2,351,617)

Income Tax Benefit	(134,235)	—

Net Loss	(1,777,309)	(440,073)

Preferred Stock Dividends	53,600	—			53,600

Net Loss Applicable to Common Stockholders	$(1,830,909)	$(440,073)			$(2,270,982)

Net Loss Per Common Share - Basic and Diluted	$(0.35)				$(0.43)

Weighted Average Shares Outstanding	5,283,690				5,283,690

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

The purchase method of accounting has been used in the preparation of the accompanying pro forma financial statements. Under this method of accounting, the purchase consideration is allocated to tangible and identifiable tangible assets acquired and liabilities assumed based on their respective fair values.  For purposes of the unaudited condensed consolidated financial statements, the fair values of MRC’s fixed assets are stated at the fair values as determined by an independent appraiser.  The fair value of all other assets were estimated by PPGI’s and MRC’s management. For the purposes of pro forma adjustments MRC has applied Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”

2. Consideration

PPGI, a New Jersey corporation, acquired all of the capital stock of MRC, a Florida corporation.  MRC is a manufacturer of metal optics.

The acquisition was consummated on October 19, 2004, pursuant to a Stock Purchase Agreement of the same date between PPGI, the registrant, and Frank Montone, MRC’s stockholder.

The aggregate consideration for the acquisition was $525,000.  $350,000 of the purchase price was paid in cash at closing.  The remaining $175,000 of the purchase price was paid by a subordinated promissory note.  Interest is payable annually in arrears on each anniversary of the Closing Date, commencing on October 19, 2005 until the entire principal amount is paid in full.  On the second anniversary of the Closing Date $50,000 of the principal shall be due and payable.  The remaining portion of the note and any accrued and unpaid interest shall be paid in full on October 19, 2005.  Based on provisions of the Earn-Out agreement contained in the Stock Purchase Agreement, PPGI will pay to Mr. Montone an additional $300,000 during the five-year period commencing January 1, 2005 and ending on December 31, 2009.  Mr. Montone is also subject to an non-compete agreement.

3. Details of the Pro Forma Adjustments Relating to the Acquisition of MRC are as Follows:

The pro forma financial statements have been prepared on the basis of assumptions relating to the allocation of the consideration paid to the acquired assets and liabilities of MRC based on independent appraisals and management’s best estimates.

Following is a summary of the total purchase price as of September 30, 2004:

1.               To record the effect of the purchase of MRC on cash balances, equity accounts, short term and long term notes

The purchase price consisted of:

Cash paid to seller at closing	$350,000
Notes payable	175,000
Direct acquisition costs	265,000
Liabilities assumed	3,236,793

Total	$4,026,793

The purchase price was allocated as follows:

Current assets	$902,910
Property and equipment	1,280,000
Identified intangible assets	360,000
Goodwill	1,483,883

Total	$4,026,793

PPGI believes that the intangible assets acquired from MRC, included in the five-year category, are mainly comprised of customer lists and manufacturing and engineering processes.  In addition PPGI intends to continue to expand the its existing lines of business, develop new businesses and take advantage of synergies that exist between PPGI and MRC.  PPGI believes that it will benefit from the Stock Purchase Agreement for a period of time of approximately five years, and therefore, a five-year amortization period is appropriate.

2.               To record amortization expense of intangible assets of $60,000 for the year ended December 31, 2003 and $54,000 for the nine months ended September 30, 2004.

To record interest expense on the subordinated promissory note to seller in the amount of $10,500 for the year ended December 31, 2003 and $7,875 for the nine months ended September 30, 2004.